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                                                                 EXHIBIT 10.6.62

                             NOTICE OF CLOSING DATE

To:  The Town of Quantico, Virginia

     You are hereby given notice that the closing of the sale of certain cable assets of Columbia Associates, L.P. ("Columbia") to Jones Communications of Virginia, Inc., formerly known as Jones Intercable of Alexandria, Inc. ("Jones") occurred and was effective as of November 29, 1995, and that the Agreement Relating to Television Transmission and Distribution System in Quantico Virginia dated May 13, 1980 (the "Agreement") between the Town of Quantico and Triangle Cable TV, Incorporated ("Triangle"), as previously assigned by Triangle to Columbia, was transferred to Jones as of November 29, 1995.

                                        JONES COMMUNICATIONS OF VIRGINIA, INC.,
                                        f/k/a Jones Intercable of
                                        Alexandria, Inc., a Colorado corporation

                                        By: /s/  ELIZABETH M. STEELE
                                            ------------------------------------
                                                 Elizabeth M. Steele
                                                    Vice President

Dated: December 12, 1995
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                              FRANCHISE AGREEMENT


                                    BETWEEN


                               QUANTICO, VIRGINIA


                                      AND


                           COLUMBIA ASSOCIATES, L.P.
                                     D/B/A
                           COLUMBIA CABLE OF VIRGINIA

                 AGREEMENT RELATING TO TELEVISION TRANSMISSION
                 AND DISTRIBUTION SYSTEM IN QUANTICO, VIRGINIA

     THIS AGREEMENT is entered into by and between the MAYOR AND COUNCIL OF THE TOWN OF QUANTICO, hereinafter referred to as the "Town" and Triangle Cable TV, Incorporated, its successors, assigns and designees, hereinafter referred to as the "Company", and the same WITNESSETH:

     In consideration of the mutual covenants and promises herein contained, it is agreed as follows:

     Section 1. Grant of Authority. The Company is hereby given the non-exclusive right to erect, maintain and operate television transmission and distribution facilities, and additions thereto, in, under, over, along, across and upon the public highways, streets, alleys, sidewalks, ways, and other public places within the Town limits of Quantico, Virginia, and subsequent additions thereto, for the purpose of the transmission and distribution of television and radio impulses and signals and television energy in accordance with the laws and regulations of the United States of America and the State of Virginia and the ordinances and regulations of the Town. This right shall continue for a period of twenty (20) years from the date of this Agreement.

     Section 2. "Television" defined. Whenever used in this contract, the word "television" shall mean a system for transmission of audio signals and/or visual images by means of electrical impulses.

     Section 3. Construction, Maintenance and Removal of Facilities. The poles and posts used for the Company's television distribution system shall be those erected by it or its successors or assigns and/or erected and maintained by such other persons, firms or corporations maintaining poles or posts within the Town limits, when and where practicable, under mutually satisfactory rental agreements with said persons, firms or corporations.

     Construction and maintenance of the transmission and distribution system shall be in accordance with the provisions of the National Electric Safety Code, prepared by the National Bureau of Standards, the National Electric Code of the National Board of Fire Underwriters, and such applicable ordinances and regulations of the Town affecting electrical installations, which may be in effect now or in the future.
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     All installations shall be of permanent nature and installed in accordance with good engineering practices, and shall be of sufficient height to comply with all Town regulations, ordinances and state laws so as not to interfere in any manner with the right of the public or individual property owners, and shall not interfere with the travel and use of public places by the public, and during construction, repair or removal thereof, shall not obstruct or impede traffic.

     The Company's transmission and distribution system, poles, wires, and appurtenances shall be located, erected and maintained so as not to endanger the lives of persons, or cause damage to property, or to interfere with new improvements the Town may deem proper to make, or to unnecessarily hinder or obstruct the free use of the public highways, streets, alleys and other public ways, and removal of poles to avoid such interference will be at the Company's expense.

     In the maintenance and operation of the television transmission and distribution system in Quantico and in the course of construction or additions to its facilities, the Company shall proceed so as to cause the least possible inconvenience to the general public. Any opening or obstruction in the streets or other public places made by the Company in the course of its operations or the operations of its successors or assigns shall be guarded and protected at all times by the placement of adequate barriers, fencings, or boardings, the bounds of which during period of dusk and darkness shall be designated by warning lights of approved types.

     The Company agrees to remove the facilities erected under the terms of this Agreement in the event the Company ceases to operate hereunder.

     Section 4. Use of Company Facilities by Town. The Company shall grant to Quantico, free of expense, joint use of any and all poles owned by it for any proper Town purpose acceptable to the Company, insofar as that may be done without interfering with the free use and enjoyment of

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of the Company's own wires and facilities, and the Town shall hold the Company harmless from any and all actions, causes of action, or damages and expenses caused by the placing of the Town's wires or appurtenances upon the poles of the Company. Proper regard shall be given to all existing safety rules governing construction and maintenance in effect at the time of such construction.

     Section 5. Indemnification of Quantico by the Company. The Company shall indemnify, protect and save harmless Quantico from and against any losses and physical damage to property and bodily injuries or death to persons, including payments made under Workmen's Compensation Law, which may arise out of or be caused by the construction, maintenance or removal of the Company's facilities within the Town or by any act of the Company, its agents or employees.

     The Company shall procure and keep in force insurance to protect the parties hereto from and against all claims, demands, actions, judgments, costs, expenses and liabilities which may arise or result, directly or indirectly, from or by reason of any such loss, injury or damage. The amounts of such insurance against liability due to physical damage to property shall not be less than One Hundred Fifty Thousand Dollars ($150,000.00) as to any one accident and not less than Three Hundred Thousand Dollars ($300,000.00) aggregate in any single policy year. The amounts of such insurance against liability for bodily injury or death shall not be less than One Hundred Thousand Dollars ($100,000.00) as to any one person and not less than Three Hundred Thousand Dollars ($300,000.00) as to any one accident.

     Section 6. Commencement of Construction. In the event of the failure of the Company to commence construction of its transmission and distribution system, as contemplated provided for by this Agreement, within a period of one (1) year from the date necessary pole agreements are signed with the holders of public licenses (as set forth in Section 3, hereof), which

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                                     -4-


agreements the Company will use due diligence to obtain and after being advised by the holders of public licenses that the poles are ready for occupancy by the Company, the Town shall have the right, on reasonable notice to the Company, to declare this Agreement, and the rights granted hereunder, terminated provided, however, the failure to comply with this stipulation by reason of causes beyond the reasonable control of the Company, which could not have been reasonably anticipated at the time of acceptance by the Company, shall not be sufficient grounds to declare a termination. Upon the termination of this Agreement for any reason, the Company shall remove its posts, poles, television transmission and distribution system and equipment, and other appurtenances, from the streets, lanes, sidewalks, highways, alleys, bridges and other public places of the Town and shall restore such streets, etc., to their original condition.

     Section 7. Payments to the Town. Beginning with the second year of operation, the Company shall pay to the Town, in annual payments, a sum equal to three percent (3%) of the gross receipts of the Company derived from the subscription of residents within the Town to the basic cable television services, and it shall be the duty of the Company to make the payments herein specified at the time of filing said statement.

     Section 8. Federal Communications Commission Requirements. Notwithstanding anything in this Agreement to the contrary, the Company's transmission and distribution system shall conform to the lawful regulations and lawful requirements of the Federal Communications Commission.

     Section 9. Grant to be Non-Exclusive. It is understood and agreed by the parties hereto that the rights herein granted to the Company for the use of public streets and places are non-exclusive, and the Town may hereafter, from time to time, grant similar rights to other persons, firms or corporations, upon whatever terms the Town deems advisable, so long as

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                                     -5-


such grant of rights does not physically interfere with the facilities constructed and maintained hereafter by the Company.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives this 13 day of May, 1980.

                                            THE MAYOR AND COUNCIL OF THE
                                            TOWN OF QUANTICO

                                            By:    /s/  T.A. GIANNOPOULOS
                                                --------------------------------
                                                   T.A. GIANNOPOULOS, MAYOR
ATTEST:

/s/  MICHAEL P. RAFTILIS
-------------------------------
Clerk
                                            TRIANGLE CABLE TV, INC.

                                            By:    /s/  RONALD DICKERSON
                                                --------------------------------
                                                        June 22, 1980
ATTEST:

/s/  DARLENE LIPTON
-------------------------------
Secretary